Exhibit 99.1

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Leila Peters
+1-609-720-4545
lpeters@tyco.com

TYCO COMPLETES SALE OF REMAINING INTEREST IN
ELECTRICAL AND METAL PRODUCTS PROVIDER ATKORE INTERNATIONAL

NEUHAUSEN, Switzerland, April 9, 2014 - Tyco (TYC) announced today that its remaining stake in Atkore International, the company’s former electrical and metal products business, has been redeemed by Atkore, in a cash transaction valued at approximately $250 million.
Tyco previously sold a majority interest in Atkore to Clayton Dubilier & Rice, LLC in 2010.

ABOUT TYCO
Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 65,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

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